As filed on May 4, 1998                              Registration No. ___-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           MIDWAY AIRLINES CORPORATION
                           ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                   36-3915637
-------------------------------            --------------------------------
(State or Other Jurisdiction of            (IRS Employer Identification No.)
Incorporation or Organization)


        300 West Morgan Street, Suite 1200, Durham, North Carolina 27701
        ----------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


     MIDWAY AIRLINES CORPORATION EXECUTIVE OFFICERS STOCK OPTION AGREEMENTS

               MIDWAY AIRLINES CORPORATION 1997 STOCK OPTION PLAN
               --------------------------------------------------
                            (Full Title of the Plans)

                               Jonathan S. Waller
              Senior Vice President, General Counsel and Secretary
                           Midway Airlines Corporation
              300 West Morgan Street, Durham, North Carolina 27701
                                 (919) 956-4810
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

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                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

Title of Securities to   Amount to be Registered    Proposed Maximum      Proposed Maximum          Amount of
     be Registered                                 Offering Price per    Aggregate Offering      Registration Fee
                                                         Share(1)              Price
---------------------------------------------------------------------------------------------------------------------

Common Stock                1,562,500 shares             $19.44            $30,371,094.00           $8,960.00
$.01 par value
---------------------------------------------------------------------------------------------------------------------
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         (1)The offering price for such shares is estimated pursuant to Rule
457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common
Stock as reported on the Nasdaq National Market for April 28, 1998.

                                ----------------



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                                     PART II


Item 3.  Incorporation of Documents By Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The description of the Registrant's common stock $.01 par value ("Common Stock") contained in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-37375), filed by the Registrant with the Commission on December 5, 1997; and

         (b) Annual Report on Form 10-K filed by the Company with the Commission on March 31, 1998.

         All documents filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Midway Airlines Corporation 1997 Stock Option Plan or the Midway Airlines Corporation Executive Officers Stock Option Agreements have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock has been passed upon for the Company by Jonathan S. Waller, its Senior Vice President, General Counsel and Secretary. Mr. Waller beneficially owns or has rights with respect to options to purchase 27,999 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the Delaware General Corporation Law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's Certificate of Incorporation limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the Delaware General Corporation Law. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach by directors of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to the



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Registrant or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders.

Item 8.  Exhibits.

         See Exhibit Index on page 7.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by
Reference.
         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the



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Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 with respect to shares of Common Stock offered under the 1997 Stock Option Plan and the Executive Officers Stock Option Agreements and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on May 1, 1998.


                           MIDWAY AIRLINES CORPORATION


                           By: /s/ Jonathan S. Waller
                               --------------------------
                               Jonathan S. Waller
                               Senior Vice President, General Counsel
                               and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons on behalf of the Registrant and in their indicated capacities on May 1, 1998.
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         Signature                                                              Capacity
         ---------                                                              --------


         *
         -----------------------
         Robert R. Ferguson, III                            Chairman, President and Chief Executive
                                                            Officer (Principal Executive Officer)

         *
         -----------------------
         Steven Westberg                                    Senior Vice President and Chief Financial
                                                            Officer (Principal Financial and Accounting
                                                            Officer)

         *
         -----------------------
         W. Greyson Quarles                                 Director


         *
         -----------------------
         Gregory J. Robitaille                              Director


         *
         -----------------------
         Howard Wolf                                        Director


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* Jonathan S. Waller, by signing his named hereto, signs this Registration
Statement on behalf of the persons indicated above pursuant to Power's of Attorney duly executed by such persons, in the City of Durham, State of North Carolina, as of this 1st day of May, 1998.



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                          By:   /s/ Jonathan S. Waller
                               ----------------------
                               Jonathan S. Waller
                               Attorney-in-Fact




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                                  EXHIBIT INDEX
                                  -------------


         The following exhibits are filed as part of this Registration
Statement:


Exhibit Number                              Exhibit
--------------                              -------

         4.1 Provisions of Articles of Incorporation of the Registrant setting forth rights of holders of Common Stock are incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).

         4.2 Provisions of Bylaws of the Registrant setting forth rights of holders of Common Stock are incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).

         5 Legal opinion of Jonathan S. Waller, Senior Vice President, General Counsel and Secretary of the Registrant.

         23.1              Consent of Ernst & Young LLP.

         23.2 Consent of Jonathan S. Waller (included in the opinion filed as Exhibit 5).

         24                Power of Attorney.

         99.1              Midway Airlines Corporation 1997 Stock Option Plan.

         99.2 Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11, 1997 issued by Midway in favor of Steven Westberg, incorporated by reference to Exhibit 10.43 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).

         99.3 Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11, 1997 issued by Midway in favor of Jonathan S. Waller, incorporated by reference to Exhibit 10.44 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).

         99.4 Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11, 1997 issued by Midway in favor of Joanne Smith, incorporated by reference to Exhibit 10.45 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).

         99.5 Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11, 1997 issued by Midway in favor of Thomas Duffy, Jr., incorporated by reference to Exhibit 10.46 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).

                                       7


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         99.6              Option to Purchase Shares of Common Stock of Midway
                           Airlines Corporation dated February 11, 1997 issued by Midway in favor of David Vance, incorporated by reference to Exhibit 10.47 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-37375).


         As permitted by Item 601(b)(4) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company, if any, because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.





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